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                                                                     EXHIBIT 15

August 13, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

Re: Parker Drilling Company Registration on Form S-8 and Form S-3

We are aware that our report dated August 4, 2003, on our review of the interim financial information of Parker Drilling Company for the three and six month periods ended June 30, 2003 and 2002 and included in this Form 10-Q for the quarter ended June 30, 2003 is incorporated by reference in the Company's registration statements on Form S-8 (File No. 33-57345, 333-59132, 333-70444, 333-41369, 333-84069 and 333-99187) and Form S-3 (File No. 333-36498).

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


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